© 2023 Texas Capital Bank Member FDIC April 20, 2023 Q1-2023 Earnings

2 Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, TCBI’s financial condition, results of operations, business plans and future performance. These statements are not historical in nature and may often be identified by the use of words such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, trends, guidance, expectations and future plans. Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Numerous risks and other factors, many of which are beyond management’s control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. While there can be no assurance that any list of risks is complete, important risks and other factors that could cause actual results to differ materially from those contemplated by forward- looking statements include, but are not limited to, credit quality and risk, the unpredictability of economic and business conditions that may impact TCBI or its customers, recent adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity and regulatory responses to these events, the Company’s ability to effective manage its liquidity risk and any growth plans and the availability of capital and funding, the Company’s ability to effectively manage information technology systems, cyber incidents or other failures, disruptions or security breaches, interest rates, including the impact of rising rates on the Company’s securities portfolio and funding costs, commercial and residential real estate values, adverse or unexpected economic conditions, including inflation, recession, the threat of recession, and market conditions in Texas, the United States or globally, including governmental and consumer responses to those economic and market conditions, fund availability, accounting estimates and risk management processes, the transition away from the London Interbank Offered Rate (LIBOR), legislative and regulatory changes, enforcement actions and regulatory examinations and investigations, ratings or interpretations, business strategy execution, the failure to identify, attract and retain key personnel, increased or expanded competition from banks and other financial service providers in TCBI’s markets, the failure to maintain adequate regulatory capital, environmental liability associated with properties related to TCBI’s lending activities, and severe weather, natural disasters, acts of war, terrorism, global conflict, a material worsening of the COVID-19 pandemic or other health emergencies or other external events, climate change and related legislative and regulatory initiatives as well as the risks more fully described in TCBI’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in its other documents and filings with the SEC. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

3 Foundational Tenants of Value Creation in Place Financial Priorities Described 9/1/2021 Building Tangible Book Value // Reinvesting organically generated capital to improve client relevance and create a more valuable franchise Investment // Re-aligning the expense base to directly support the business and investing aggressively to take advantage of market opportunities that we are uniquely positioned to serve Revenue Growth // Growing top- line revenue as a result of expanded banking capabilities for best-in-class clients in our Texas and national markets Flagship Results Proactive, disciplined engagement with the best clients in our markets to provide the talent, products, and offerings they need through their entire life-cycles Structurally higher, more sustainable earnings driving greater performance and lower annual variability Consistent communication, enhanced accountability, and a bias for action ensure execution and delivery Commitment to financial resilience allowing us to serve clients, access markets, and support communities through all cycles Higher quality earnings and a lower cost of capital drive a significant expansion in incremental shareholder returns

4 ($M) 4Q22 1Q23 FHLB Borrowing Capacity 6,160 5,812 Other Short-Term Borrowing Capacity4 5,129 5,881 Total Contingent Funding 11,289 11,693 Cash & Equivalents 5,012 3,650 Total Cash & Contingent Funding $16,301 $15,343 Cash & Contingent Funding / Total Deposits 71% 69% Cash & Contingent Funding / Uninsured Deposits 120% 153% 6.7 x 3.5 x 3.6 x 4.9 x – 1.0 x 2.0 x 3.0 x 4.0 x 5.0 x 6.0 x 7.0 x 8.0 x TCBI G-SIBs Cat II - IV Peers Peer Medians TCBI Q1 2023 G-SIBs1 Cat II – IV2 Peers3 Cash & Equivalents 46% 37% 19% 14% AFS Securities 42% 14% 44% 55% HTM Securities (Pledgeable) 11% 28% 35% 23% Trading Account & Other Securities < 1% 21% 2% 3% Cash & Equivalents / Total Assets 13% 23% 5% 3% Securities / Total Assets 15% 33% 23% 20% Cash & Securities / Total Assets 28% 58% 26% 24% C&I Loans6 54% Real Estate Loans 26% Mortgage Finance Loans 20% Financially Resilient Balance Sheet Cash & Contingent Liquidity % of Deposits Total Shareholder’s Equity / Unrealized Losses5  On-hand cash liquidity is $3.6 billion, or 13% of total assets  Cash & Securities of $8.0 billion constitutes 28% of total assets  AOCI improved by $44 million in the quarter, from $419 million to $375 million, and represents only 12% of total stockholder’s equity  Modest held-to-maturity unrealized loss, net of tax, of $85 million  Securities to total assets less than peers resulting in smaller relative unrealized loss position  Total shareholder’s equity was 6.7x unrealized losses5 compared to a median of 3.6x for large U.S. financial services firms7  The firm has substantially more liquidity than needed to cover all uninsured deposits  Uninsured deposits were $10.1 billion, or 45% of total deposits at period end  Compared to on balance sheet liquidity, cash was 36% of uninsured deposits compared to a median of 19% for large U.S. financial services firms7  Cash and contingent liquidity is 153% of uninsured deposits and 69% of all deposits Composition of Liquid Assets Q1 2023 LHI Composition 1 2 3 Q1 2023

5 +55bps +19bps +13bps +11bps 1.41% 1.69% 1.51% 1.23% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% TCBI G-SIBs Cat II - IV Peers 12.4% 11.7% 9.3% 10.8% 16.9% 15.1% 12.8% 13.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% TCBI G-SIBs Cat II-IV Peers CET1 Ratio Total Capital Ratio 130% 42% 125% 240% 0% 50% 100% 150% 200% 250% TCBI G-SIBs Cat II - IV Peers 9.7% 6.3% 5.5% 7.1% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% TCBI G-SIBs Cat II-IV Peers Financially Resilient Balance Sheet  Peer leading capital levels:  CET1 of 12.4%, ranked 2nd relative to all large U.S. financial services firms7  Tangible common equity as a percent of tangible assets8 of 9.7%, ranked 1st relative to all large U.S. financial services firms7 and higher than at any point since Firm’s initial capitalization  Total Capital ratio of 16.9%, ranked 1st relative to all large U.S. financial services firms7  Multi-year reserve build coupled with deliberate loan portfolio repositioning resulting in strong reserve ratios  ACL / Total LHI has increased 55bps since Day 1 CECL, compared to 13bps for all large U.S. financial services firms7  Adherence to a thru-cycle Commercial Real Estate strategy limits concentrations while focusing capital on clients where we can be relevant through multiple product touchpoints CET1 Ratio & Total Capital Ratio Tangible Common Equity / Tangible Assets8 1 2 3 1 2 3 ACL / Total LHI & Bps Δ Since Day 1 Adoption of CECL CRE9 / (Tier 1 Capital + ACL on Loans) 1 2 3 1 2 3 Q1 2023 Q1 2023 (Estimated) Q1 2023 Q1 2023

2021 Strategic Update Performance Drivers

Income Statement	Where We Started FY 2020	FY 2021	FY 2022	YTD 2023	Where We Are Going 2025
Investment Banking and Trading Income (% of Total Revenue)	2.2%	2.7%	2.9%	**6.9%**	~10%
Treasury Product Fees[10] (% of Total Revenue)	1.4%	2.5%	2.4%	**2.7%**	~5%
Non-interest Income (% of Total Revenue)	19.3%	15.2%	28.5%	**13.7%**	15%–20%
Balance Sheet					
FY Average Cash & Securities (% of Total Average Assets)	29%	38%	30%	**34%**	>20%
FY Average Indexed Deposits (% of Total Deposits)	36%	27%	16%	**9%**	<15%

Performance Metrics	Where We Started FY 2020	FY 2021	FY 2022	YTD 2023	Where We Are Going 2025
Return on Average Assets	0.18%	0.67%	1.04%	**0.53%**	>1.10%
Return on Average Tangible Common Equity[11]	2.1%	8.4%	11.4%	**5.1%**	>12.5%
Adj. Return on Average Assets[12]	0.33%	0.69%	0.55%	**0.53%**	>1.10%
Adj. Return on Average Tangible Common Equity[11]	4.2%	8.7%	5.8%	**5.1%**	>12.5%
CET1	9.4%	11.1%	13.0%	**12.4%**	9%–10%

Treasury Solutions

- Gross PxV growth continued and is up 5% YoY; market-driven pricing pressures being offset by broader product adoption
- Near-term pipelines elevated QoQ

Private Wealth

- Continued strong net inflows; ~$300M of growth driven in part by clients utilizing PW channels for liquidity management
- YoY AUM grew 23% with a 17% increase in total clients

Investment Banking

- Second consecutive record quarter with revenue up $6.8 million, or 57% QoQ
- Broad contributions across the platform including Syndications, Capital Solutions, and Sales & Trading

Financial Performance	Q1 '22	Q2 '22	Q3 '22	Q4 '22	Q1 '23	YoY Growth
Assets Under Management ($B)	$2.7	$2.6	$2.6	$3.0	$3.3	23%
Treasury Product Fees[10] ($M)	$7.4	$7.6	$7.4	$7.0	$7.3	(1%)
Wealth Management & Trust Fee Income ($M)	$3.9	$4.1	$3.6	$3.4	$3.4	(12%)
Investment Banking & Trading Income ($M)	$4.2	$11.1	$7.8	$11.9	$18.8	349%
Income from Areas of Focus ($M)	**$15.5**	**$22.8**	**$18.9**	**$22.4**	**$29.5**	**91%**

Texas Capital Bancshares, Inc.

6

Financial Performance // Income Statement

Financial Highlights ($M)	2022	Adjusted (Non-GAAP)[12] 2022	Q1 2022	Q4 2022	Adjusted (Non-GAAP)[12] Q4 2022	Q1 2023
Net Interest Income	$875.8	$875.8	$183.5	$247.6	$247.6	$235.3
Non-Interest Revenue	349.5	101.0	20.3	277.7	29.2	37.4
Total Revenue	1,225.3	976.8	203.8	525.3	276.7	272.7
Non-Interest Expense	727.5	680.1	153.1	213.1	182.3	194.0
PPNR[13]	497.8	296.6	50.7	312.2	94.4	78.7
Provision for Credit Losses	66.0	66.0	(2.0)	34.0	34.0	28.0
Income Tax Expense	99.3	53.9	13.1	60.9	11.8	12.1
Net Income	332.5	176.8	39.6	217.3	48.6	38.7
Preferred Stock Dividends	17.3	17.3	4.3	4.3	4.3	4.3
Net Income to Common	315.2	159.5	35.3	212.9	44.3	34.3
Performance Metrics						
Return on Average Assets	1.04%	0.55%	0.47%	2.80%	0.63%	0.53%
PPNR[13] / Average Assets	1.55%	0.93%	0.60%	4.03%	1.22%	1.09%
Efficiency Ratio[14]	59%	70%	75%	41%	66%	71%
Return on Average Common Equity	11.33%	5.73%	4.97%	30.66%	6.38%	5.06%
Earnings Per Share	$6.18	$3.13	$0.69	$4.23	$0.88	$0.70

Non-GAAP Adjustments[12] ($M)	2022
Non-interest Revenue	349.5
Gain on Sale of BDCF	248.5
Non-interest Revenue, Adjusted	101.0
Non-interest Expense	727.5
Transaction Costs	29.6
Restructuring Expenses	9.8
Charitable Contribution	8.0
Non-Interest Expense, Adjusted	680.1

Non-GAAP Adjustments[12] ($M)	Q4 2022
Non-interest Revenue	277.7
Gain on Sale of BDCF	248.5
Non-interest Revenue, Adjusted	29.2
Non-interest Expense	213.1
Transaction Costs	13.0
Restructuring Expenses	9.8
Charitable Contribution	8.0
Non-Interest Expense, Adjusted	182.3

Texas Capital Bancshares, Inc.

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Financial Performance // Balance Sheet Highlights

Balance Sheet Highlights ($M) Ending Balances	Q1 2022	Q4 2022	Q1 2023	QoQ
Assets				
Cash and Equivalents	5,372	5,012	3,650	(27%)
Total Securities	3,642	3,585	4,346	21%
C&I Loans[6]	8,056	10,062	10,809	7%
Insurance Premium Finance Loans	2,917	0	0	0%
Real Estate Loans	4,943	5,199	5,272	1%
Mortgage Finance Loans	5,828	4,090	4,061	(1%)
Gross LHI	21,744	19,351	20,142	4%
Allowance for Credit Losses on Loans	(211)	(253)	(261)	3%
Total Assets	**31,085**	**28,415**	**28,597**	**1%**

	Q1 2022	Q4 2022	Q1 2023	QoQ
Liabilities				
Non-interest Bearing Deposits	13,435	9,618	9,501	(1%)
Interest Bearing Deposits	11,943	13,239	12,679	(4%)
Total Deposits	25,378	22,857	22,180	(3%)
FHLB Borrowings	1,425	1,200	2,100	75%
Total Liabilities	**27,995**	**25,359**	**25,517**	**1%**
Equity				
Common Equity, Excl AOCI	2,995	3,174	3,155	(1%)
AOCI	(205)	(419)	(375)	(11%)
Total Shareholder's Equity	**3,090**	**3,055**	**3,080**	**1%**
Common Shares Outstanding	**50,710,441**	**48,783,763**	**47,851,862**	**(2%)**

Performance Metrics			
Cash & Securities % of Assets	29%	30%	28%
C&I Loans[6] % of Gross LHI	37%	52%	54%
ACL on Loans / Total LHI	0.97%	1.31%	1.30%

Total LHI % of Deposits	85%	84%	91%
Non-interest Bearing % of Deposits	53%	42%	43%
Book Value Per Share	$55.02	$56.48	$58.10
Tangible Book Value Per Share[20]	$54.68	$56.45	$58.06

Texas Capital Bancshares, Inc.

8

9 Q1 2023 EOP $5.7 $5.9 $5.3 $4.3 $3.3 $4.1 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Loan Portfolio Composition Average Mortgage Finance Loans ($B)  C&I Loans6 grew $747 million or 7% QoQ  Real Estate Loans increased $74 million QoQ  Office is $466 million or 9% of Real Estate Loans  Strong characteristics: 58% avg. current LTV, 90% recourse and 76% Class A  16% of Real Estate Loans maturing over the next 9 months  In the industry-wide contracting market, average Mortgage Finance Loans declined 23% QoQ; rate driven impacts pronounced amidst seasonal weakness Period End Loan Trends (excl. PPP) ($B) $8.1 $9.4 $10.0 $10.1 $10.8 $2.9 $3.1 $3.1 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 C&I Loans6 Insurance Premium Finance Loans $4.9 $5.1 $5.0 $5.2 $5.3 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Real Estate Loans Utilization Rates15 51% 47% 49% 51% 53% 55% 57% 59% 52% LTM Average

10 Q1 2023 EOP $6.4 $6.6 $6.5 $6.3 $5.6 $5.1 $7.8 $7.1 $5.7 $5.3 $4.6 $4.4 $6.0 $5.9 $7.8 $8.6 $9.8 $9.7 $2.2 $1.0 $2.0 $1.8 $1.5 $1.4 $5.7 $4.3 $3.6 $2.9 $2.2 $1.6 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Non-interest Bearing, excl MF Mortgage Finance Non-interest Bearing Interest Bearing Interest Bearing Brokered Indexed 5.00% 0.39% 3.63% 0.19% 2.06% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Deposit and Funding Composition Period End Deposit Flows ($M)  Funding base continuing multi-year transition to target state composition  Indexed deposits reduced by $842 million or 34% QoQ and now comprise 7% of the total deposit base  Absent deliberate reductions and Divested Entity Operating Accts, total deposit balances increased 3% QoQ  Average Cost of Total Deposits increased 53 bps QoQ; a cumulative beta of 39% since the beginning of the current tightening cycle Average Deposit Trends ($B) Funding CostsCurrent Cycle Rates Paid Betas17 Int. Bearing Rate Total Deposit Rate Fed Funds Upper Target Cumulative Betas 68% 39% $28.1 $25.0 $25.6 $24.9 $23.7 $22.2 Change Q4 2022 Q1 2023 $ % Indexed $2,455 $1,613 ($842) (34%) Brokered $1,609 $1,384 ($225) (14%) Other Interest Bearing $9,175 $9,681 $506 6% Total Interest Bearing $13,239 $12,679 ($560) (4%) Divested Entity Operating Accts $235 $108 ($127) (54%) MF16 Non-interest Bearing $3,575 $4,428 $853 24% Non-interest Bearing, excl MF16 $5,808 $4,965 ($843) (15%) Non-interest Bearing $9,618 $9,501 ($117) (1%) Total Deposits $22,857 $22,180 ($677) (3%) 0.20% 0.33% 0.93% 1.53% 2.06% 0.30% 0.47% 1.04% 1.62% 2.10% 0.40% 0.73% 1.79% 2.87% 3.63% Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Avg Cost of Total Deposits Avg Cost of Int. Bearing Deposits Total Cost of Funds 16

11 (10.2%) (4.6%) 8.0% 3.4% 14.5% 6.7% (15.0%) (10.0%) (5.0%) 0.0% 5.0% 10.0% 15.0% Q4 2022 Q1 2023 -100bps Shock +100bps Shock +200bps Shock Net Interest Income Sensitivity Standard Model Assumptions18 100bp & 200bp Parallel Shocks  Loan Balances: Static  Deposit Balances: Static  Loan Spreads: Current Levels  Up Scenario Int. Bearing Deposit Beta: ~75%  Investment Portfolio: Ratio held constant Loan Repricing Detail // Gross LHI excl. Mortgage Finance TCBI NII Sensitivity ($M) $140 Base NII19 $966M $1,005M Hedging Profile $77 ($99) ($M) Notional Balance Fixed Rate 2022 $3,000 3.61% 2023 $3,100 3.63% 2024 $2,850 3.57% 2025 $600 3.30% ($16.1B) Q1 2023 Fixed 6% Prime 17% 1 Month 71% 3 Month 4% 6 Month 2% Variable 94% Total 100% $67 $34 ($46)  Earnings at risk from changes in interest rates declined this quarter  $850 million of securities purchased during the quarter at a yield of 4.9% reduced asset sensitivity by 70bps  Added $100 million swaps during the quarter with a receive fixed rate of 4.4% and a duration of 36 months  Actions create a more stable medium- term NIM profile, while lowering rates-fall risk  $4.2 billion (26%) of LHI excl. Mortgage Finance have contractual floors  All loans with floors are acting as variable rate loans  Mortgage Finance represents 20% of the total Loan portfolio with the majority tied to 1-month SOFR which rose 56 bps in Q1  Overall Mortgage Finance NII will not be as sensitive to changes in index rates as the rest of the portfolio due to the pricing dynamic of the associated deposits held in non-interest bearing accounts  Bank’s overall Net Interest Income sensitivity (per the table above) inclusive of Mortgage Finance NII impact

12 $247.6 $(23.4) $22.8 $2.6 $11.8 $(23.9) $(2.2) $235.3 Q4 2022 Loan Volume Loan Yield Loan Fees Investment Securities & Cash Deposits Borrowings Q1 2023 $99.9 $103.4 $115.1 $100.9 $128.7 $53.2 $60.9 $65.2 $81.4 $65.3 $16.7 $30.8 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 $20.3 $26.2 $25.3 $29.2 $37.4 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 $183.5 $205.5 $239.1 $247.6 $235.3 2.23% 2.68% 3.05% 3.26% 3.33% Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Net Interest Income Net Interest Margin $4.2 $11.9 $18.8 $3.9 $3.4 $3.4 $6.1 $5.3 $5.0 $248.5 Q1-2023 Earnings Overview Deposit Service Charges Investment Banking and Trading Wealth Management Non-Interest Income ($M) Fee Income Detail ($M) Net Interest Margin ($M) Non-interest Expense ($M) $153.1 $164.3 $197.0 $213.1 65% 63% 58% 47% 66% 35% 37% 34% 39% 34% 8% 14% Salaries & Benefits Non-Recurring Items12Other NIE % of Adj Revenue12 10% 11% 10% 11% 14% Q1 2022 Q1 2023Q4 2022 Non-interest Income Gain on Sale of BDCF $194.0 Net Interest Income ($M)

Q1-2023 Earnings Overview

Allowance for Credit Loss Reserve Ratios



1.27%
1.60%
1.58%
3.6x
5.2x
2.8x
ACL on Loans excl MF[16] / Loans HFI excl MF[16]
ACL on Loans / Non-accrual Loans HFI
Q1 2022
Q4 2022
Q1 2023

Asset Quality Ratios



NPAs/Total Assets
NCOs/Avg. LHI
Criticized/LHI
2.20%
2.51%
2.45%
2.66%
2.79%
0.19%
0.16%
0.12%
0.17%
0.33%
(0.01)%
0.05%
0.05%
0.31%
0.43%

	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Charge-offs ($M)	$0.5	$2.9	$3.1	$17.1	$20.7
Recoveries ($M)	$1.0	$0.2	$0.4	$2.1	$0.8

Special Mention Composition ($M)



$162.8
40%
60%
$154.3
50%
4%
46%
$263.3
38%
62%
$258.0
33%
67%
$289.6
28%
72%
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Commercial
Mortgage Finance
Energy
Real Estate

Substandard Composition ($M)



$313.2
41%
8%
51%
$449.2
28%
4%
32%
36%
$220.7
24%
6%
2%
68%
$255.1
23%
4%
73%
$271.5
19%
4%
77%
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Commercial
Mortgage Finance
Energy
Real Estate

- Reserves to loans coverage ratio as a percent of LHI in the top 20 percent among Peers[3]
- ACL on Loans, excl. Mortgage Finance increased to $253.5 million in Q1 2023 from $242.7 million in Q4 2022 due to modest portfolio growth coupled with observed migration trends
- $19.9 million of net charge-offs recorded for the quarter
- Net downward grade migrations to special mention and substandard in Q1 2023 predominantly related to C&I clients with dependencies on consumer discretionary income
- Substandard loans increased $16.4 million, or 6%, QoQ
- Total criticized loans increased 9% to $561.1 million and make up 2.8% of total LHI

Texas Capital Bancshares, Inc.
13

Q1-2023 Earnings Overview

Regulatory Capital Levels



15.68%
2.65%
1.58%
11.45%
Q1 2022
14.42%
2.51%
1.45%
10.46%
Q2 2022
15.25%
2.66%
1.51%
11.08%
Q3 2022
17.70%
3.03%
1.67%
13.00%
Q4 2022
16.86%
2.83%
1.61%
12.42%
Q1 2023
2023 Target
12.00%
2023 Target
CET1
Tier 1 Capital
Tier 2 Capital

Tangible Common Equity / Tangible Assets[8]



8.93%
8.98%
8.32%
8.37%
8.45%
8.50%
9.69%
9.70%
9.72%
9.72%
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Tangible Common Equity / Tangible Assets8
Common Equity / Total Assets

Peer[3] Tangible Common Equity / Tangible Assets[8]			
7.4%	7.2%	6.8%	7.1%

Tangible Book Value per Share[20]



$54.68
$55.02
$53.93
$54.27
$51.48
$51.82
$56.45
$56.48
$58.06
$58.10
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Tangible Book Value per Share20
Book Value per Share

Period End AOCI ($M)				
$(205.4)	$(272.2)	$(435.4)	$(418.9)	$(374.8)

AOCI per Share				
$4.05	$5.46	$8.73	$8.59	$7.83

- Total Regulatory Capital remains near all time highs
  - Total Capital Ratio of 16.86%, in the top decile of the peer group[3], and CET1 Ratio of 12.42% in Q1 2023
- Tangible Common Equity / Tangible Assets[8] finished the quarter at 9.72%, an important characteristic of our financially resilient business model and a key metric as we manage the balance sheet through-cycle
  - Tangible Common Equity / Tangible Assets[8] in top decile of peer group[3]
- Repurchased $59.7 million or 1.0 million shares during the quarter, 2.1% of prior quarter common stock shares outstanding
  - Weighted average price of $58.98, 104% of prior quarter Tangible Book Value per Share[20]
  - $125 million remaining on the 2023 $150 million authorization
- Tangible Book Value per Share[20] grew 3% QoQ primarily due to a modest improvement in AOCI of $44 million plus net income to common of $34 million, partially offset by $59.7 million of share repurchases
  - Record level of Tangible Book Value per Share[20]

Texas Capital Bancshares, Inc.

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15 FY 2022 Adjusted (Non-GAAP)12 Full Year 2023 Guidance Total Revenue, Adjusted12 $976.8 Low double-digit % growth Non-Interest Expense, Adjusted12 $680.1 Mid single-digit % growth Quarterly Operating Leverage (YoY Growth in Quarterly PPNR13) -- Maintain Cash & Total Securities (% of Total Assets) 30% >20% 2023 CET1 Target Medium Term CET1 Target 13.0% >12% >10% Full Year 2023 Guidance  Forward curve21 assumes a peak Fed Funds of 5.00% and a 2023 exit rate of 4.25%  Assumes tax rate of 25% in 2023  Revenue and Non-Interest Expense growth guidance excludes 2022 non- recurring items  Total Revenue, Adjusted12 guidance lowered to low double-digit percentage growth from mid teens percentage growth disclosed last quarter  Non-Interest Expense, Adjusted12 guidance improved to mid single-digit percentage growth from low double-digit percentage growth disclosed last quarter Guidance Commentary

16 1. U.S. globally systematically important banks; includes JPMorgan Chase & Co. (JPM), Bank of American Corporation (BAC), Citigroup Inc. (C) and Wells Fargo & Company (WFC); Data as of Q4 2022 2. As defined by the Federal Reserve; Category II – U.S. commercial banks with ≥ $700 billion in total assets or ≥ $75 billion in cross-jurisdictional activity; Category III – U.S. commercial banks with ≥ $250 billion in total assets or ≥ $75 billion in nonbank assets, weighted short-term wholesale funding, or off-balance sheet exposure; Category IV – U.S. commercial banks with $100 billion to $250 billion in total assets; Data as of Q4 2022 3. Major exchange traded US peer banks with $20-100 billion in total assets as of Q4 2022, excluding PR headquartered banks and merger targets; Source: S&P Capital IQ Pro; Data as of Q4 2022 4. Other short-term borrowings for Q1 2023 includes unused federal funds lines available from commercial banks of $1.5 billion, unused Federal Reserve borrowing capacity of $3.9 billion, and unused revolving line of credit of $100 million. Also includes $451 million of estimated capacity that could have been made available had the Company enrolled in the Federal Reserve’s Bank Term Funding Program 5. Unrealized losses includes net unrealized losses on securities and derivatives recorded net of tax to accumulated other comprehensive income and unrealized losses, net of tax, on held-to-maturity securities 6. C&I Loans includes Commercial and Energy loans and excludes Insurance Premium Finance Loans (in periods prior to divestiture in Q4 2022) 7. Large U.S. Financial Services includes G-SIBs (see footnote 1) and Category II, III and IV banks (see footnote 2); Data as of Q4 2022 8. Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by total assets, less goodwill and intangibles 9. CRE as defined by regulatory rules; published in the Uniform Bank Performance Report 10. Includes service charges on deposit accounts, as well as fees related to our commercial card program, merchant transactions, and FX transactions, all of which are included in other non-interest income and totaled $2.8 million for FY 2020, $4.0 million for FY 2021, $6.1 million for FY 2022 and $1.3 million, $1.5 million, $1.6 million, $1.8 million, and $2.3 million for Q1 2022, Q2 2022, Q3 2022, Q4 2022, and Q1 2023, respectively 11. See slide: Non-GAAP Reconciliation // Return on Average Tangible Common Equity (ROATCE) 12. See slide: Non-GAAP Reconciliation // Adjusted Earnings & Ratios 13. Net interest income and non-interest income, less non-interest expense 14. Non-interest expense divided by the sum of net interest income and non-interest income 15. Outstanding loans divided by total commitments excluding Mortgage Finance Loans and leases 16. “MF” used as abbreviation for Mortgage Finance 17. Beta taken as the difference of Q1 2023 and Q4 2021 cost of total deposits, cost of interest-bearing deposits, and cost of indexed deposits divided by the change in fed funds upper target over the same period 18. Model assumptions are only for Q1 2023; See prior TCBI Earnings Materials for prior model assumptions 19. Baseline scenarios hold constant balances, market rates, and assumptions as of period end reporting 20. Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end 21. Forward curve as of April 5, 2023 Appendix // Footnotes

17 Non-GAAP Reconciliation // Return on Average Tangible Common Equity (ROATCE) ROATCE is a non-GAAP financial measure. ROATCE represents the measure of net income available to common shareholders as a percentage of average tangible common equity. ROATCE is used by management in assessing financial performance and use of equity. A reconcilement of ROATCE to the most directly comparable U.S. GAAP measure, ROACE, for all periods is presented below. (1) See slide Non-GAAP Reconciliation // Adjusted Earnings & Ratios 2020 ($M) 2021 ($M) 2022 ($M) YTD 2023 ($M) As Reported Adjusted1 As Reported Adjusted1 As Reported Adjusted1 As Reported Net Income to Common $56.5 $112.6 $235.2 $244.5 $315.2 $159.5 $34.3 Average Common Equity $2,686.7 $2,686.7 $2,815.7 $2,815.7 $2,783.3 $2,783.3 $2,752.4 Less: Average Goodwill and Intangibles 17.9 17.9 17.4 17.4 14.5 14.5 1.5 Average Tangible Common Equity $2,668.8 $2,668.8 $2,798.3 $2,798.3 $2,768.8 $2,768.8 $2,750.9 ROACE 2.1% 4.2% 8.4% 8.7% 11.3% 5.7% 5.1% ROATCE 2.1% 4.2% 8.4% 8.7% 11.4% 5.8% 5.1%

Non-GAAP Reconciliation // Adjusted Earnings & Ratios

Adjusted line items are non-GAAP financial measures that management believes aids in the discussion of results. A reconcilement of these adjusted items to the most directly comparable U.S. GAAP measures for all periods is presented below. Periods not presented below did not have adjustments.

($M, Except per Share)	Q3 2022	Q4 2022	2020	2021	2022
Net Interest Income	$239.1	$247.6	$851.3	$768.8	$875.8
Non-interest Revenue	25.3	277.7	203.0	138.2	349.5
Adjustments for Non-Recurring Items:					
Gain on Sale of BDCF	0.0	(248.5)	0.0	0.0	(248.5)
Non-interest Revenue, Adjusted	25.3	29.2	203.0	138.2	101.0
Non-interest Expense	197.0	213.1	704.4	599.0	727.5
Adjustments:					
Software Write-offs	0.0	0.0	(36.0)	(12.0)	0.0
Transaction Costs	(16.7)	(13.0)	(17.8)	0.0	(29.6)
Restructuring Expenses	0.0	(9.8)	(18.0)	0.0	(9.8)
Charitable Contribution	0.0	(8.0)	0.0	0.0	(8.0)
Non-interest Expense, Adjusted	180.4	182.3	632.6	587.0	680.1
PPNR[13]	67.4	312.2	349.9	308.1	497.8
PPNR[13], Adjusted	84.0	94.4	421.7	320.0	296.6
Provision for Credit Losses	12.0	34.0	258.0	(30.0)	66.0
Income Tax Expenses	13.9	60.9	25.7	84.1	99.3
Tax Impact of Adjustments Above	3.8	(49.2)	15.6	2.7	(45.4)
Income Tax Expense, Adjusted	17.7	11.8	41.3	86.8	53.9
Net Income	41.4	217.3	66.3	253.9	332.5
Net Income, Adjusted	54.3	48.6	122.4	263.2	176.8
Preferred Stock Dividends	4.3	4.3	9.8	18.7	17.3
Net Income to Common	37.1	212.9	56.5	235.2	315.2
Net Income to Common, Adjusted	50.0	44.3	112.6	244.5	159.5
Average Assets	$31,813.9	$30,738.4	$37,516.2	$38,140.3	$32,049.8
Return on Average Assets	0.52%	2.80%	0.18%	0.67%	1.04%
Return on Average Assets, Adjusted	0.68%	0.63%	0.33%	0.69%	0.55%
PPNR[13] / Average Assets	0.84%	4.03%	0.93%	0.81%	1.55%
PPNR[13], Adjusted / Average Assets	1.05%	1.22%	1.12%	0.84%	0.93%
Average Common Equity	$2,745.0	$2,755.8	$2,686.7	$2,815.7	$2,783.3
Return on Average Common Equity	5.36%	30.66%	2.10%	8.35%	11.33%
Return on Average Common Equity, Adjusted	7.23%	6.38%	4.19%	8.68%	5.73%
Diluted Common Shares	50,417,884	50,282,663	50,582,979	51,140,974	51,046,742
Earnings per Share	$0.74	$4.23	$1.12	$4.60	$6.18
Earnings per Share, Adjusted	$0.99	$0.88	$2.23	$4.78	$3.13

Texas Capital Bancshares, Inc.

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